Exhibit 99.1

PRESS RELEASE

In connection with the order of the United States Bankruptcy Court for the Central District of California confirming the Fourth Amended Joint Chapter 11 Plan of Reorganization as modified (the “Plan”) in the chapter 11 bankruptcy cases of Hauser, Inc. and its wholly-owend subsidiaries (“Hauser”) and the occurrence of the Effective Date of the Plan on January 12, 2005, Hauser was dissolved and all shares of its common stock were cancelled.  Accordingly, Hauser filed a Form 15 with the United States Securities and Exchange Commission (“SEC”) providing notice of and terminating its responsibility to file any further public reports with the SEC.  Under the Plan, former holders of record of  the cancelled Hauser common stock will have certain limited nontransferable rights under an Equity Trust formed thereunder.

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